UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2023
Olaplex Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40860	87-1242679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Address Not Applicable1
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 691-0776
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OLPX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
1 Olaplex Holdings, Inc. is a fully remote company. Accordingly, it does not maintain a principal executive office.

Item 1.01    Entry into a Material Definitive Agreement.
On June 28, 2023, Olaplex, Inc. (“Olaplex”) and Cosway Company Inc. (“Cosway”) entered into an amendment (the “Amendment”) to the Letter Agreement, dated February 22, 2023, between Olaplex and Cosway (the “Letter Agreement”), to further extend the expiration date of the Manufacturing Services Agreement, dated January 1, 2020, by and between Olaplex and Cosway, to August 15, 2023 to allow sufficient time to facilitate the negotiation of a new agreement. All other terms and provisions of the Letter Agreement remain in full force and effect.
The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 22, 2023, Olaplex Holdings, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following three proposals, the results of which are set forth below.
Proposal 1 – Election of Directors
Each of the four nominees listed below were elected as Class II directors at the Annual Meeting to serve on the Company’s Board of Directors (the "Board") for a term of three years expiring at the Company’s 2026 Annual Meeting of Stockholders, based on the following votes:

	For	Withheld	Broker Non-Votes
Janet Gurwitch	575,798,015	27,739,956	4,788,269
Martha Morfitt	602,490,616	1,047,355	4,788,269
David Mussafer	581,261,746	22,276,225	4,788,269
Emily White	582,461,761	21,076,210	4,788,269
Proposal 2 – Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation
The stockholders voted on a non-binding advisory basis on the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers (“Say-on-Frequency”) as follows:

1 Year	2 Years	3 Years	Abstained	Broker Non-Votes
602,320,947	354,108	706,571	156,345	4,788,269
Consistent with the results of the vote and with the Board’s previous recommendation, the Board has determined that the Company will conduct future non-binding advisory votes on the compensation of the Company’s named executive officers on an annual basis until the next required Say-on-Frequency vote is submitted to the stockholders or the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the Company.
Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm
The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, based on the following votes:

For	Against	Abstained
607,800,092	52,281	473,867

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Amendment to Letter Agreement, dated June 28, 2023, by and between Olaplex, Inc. and Cosway Company Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: June 28, 2023	Olaplex Holdings, Inc.

	By:	/s/ JuE Wong
	Name:	JuE Wong
	Title:	President and Chief Executive Officer